EXHIBIT 10.21

Option: 2002 EIP -

GRANITE CITY FOOD & BREWERY LTD.

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO 2002 EQUITY INCENTIVE PLAN

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby grants to                              (the “Optionee”), an option (the “Option”) to purchase an aggregate of 15,000 shares of Stock (the “Shares”), at the price set forth below, and in all respects subject to the terms, definitions and provisions of the Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan (the “Plan”) adopted by the Company, which is attached hereto as Exhibit A and incorporated herein by reference.  Unless otherwise defined herein, the terms used herein shall have the meanings assigned to them in the Plan.

1.           Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2.           Exercise Price.  The exercise price for each share of Stock is $          .

3.           Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(a)           Expiration Date.  The Option shall expire on                              (the “Expiration Date”).  In no event may this Option be exercised after the Expiration Date.

(b)           Exercisability.  Subject to the remaining terms of this Agreement and the Plan, the Option shall be exercisable and deemed vested in full on                             , provided that the Optionee shall have maintained continuous service as a director through such 12-month period.

(c)           Limitations on Exercisability.  In the event of Optionee’s death or termination of service as a director, the exercisability of the Option is governed by Sections 8 and 9 below, subject to the limitations contained in subsections 3(d), (e) and (f).  The Option shall be exercisable only while the Optionee serves as an outside director of the Company, and for a period twelve (12) months after ceasing to be an outside director pursuant to Sections 8 and 9 below.

(d)           Written Notice of Exercise.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

(e)           Payment of Purchase Price.  The purchase price of the shares as to which the Option may be exercised shall be paid in full in cash at the time of exercise, or such other form of consideration as the Board or Committee may determine, in its sole discretion, to be appropriate for payment, including but not limited to other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, or any combination of such methods of payment.

(f)            Compliance with Laws and Regulations.  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.           Change in Control.  Upon the occurrence of a “Change in Control” (as defined in Section 1.3 of the Plan), this Option shall become fully vested and exercisable unless this Option is assumed by the surviving corporation or its parent substitutes options with substantially the same economic terms as this Option.  The Board or, where applicable, the Committee shall also have the right to cancel the unexercised portion of this Option in the event of a Change in Control, provided that in exchange for such cancellation, the Optionee will receive a cash payment equal to the Change in Control consideration less the exercise price set forth in Section 2 above.

5.           Optionee’s Representations.  In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Act, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in a form acceptable to the Company.

6.           Method of Payment.  Payment of the exercise price shall be by (i) cash; (ii) check, bank draft or money order; (iii) if authorized by the Board or the Committee, by delivery of shares of Stock (valued at the fair market value thereof on the date of exercise); or (iv) by delivery of a combination of cash and Stock.  The Board or the Committee may, in order to prevent any possible violation of law, require the payment price to be paid in cash.

7.           Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

8.           Termination of Status as a Director.  If the Optionee ceases to serve as a director, the Optionee may, but only within twelve (12) months after the date the Optionee ceases to be an outside director of the Company, exercise his Option to the extent the Optionee was entitled to exercise it at the date of such termination.  To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

9.           Death of Optionee.  In the event of the death of the Optionee occurring:

(a)           during the term of the Option, and provided that the Optionee was at the time of death a director of the Company and had been in continuous service as a director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in continuous service a director for twelve (12) months after the date of death; or

(b)           within thirty (30) days after the termination of continuous service as a director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of continuous service as a director.

10.         Non-Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.         Adjustments Upon Changes in Capitalization.  The number of shares of Common Stock covered by the Option and the per share exercise price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

12.         No Rights as Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

13.         No Right to Continued Status as a Director.  The Option shall not confer upon the Optionee any right with respect to continued status as a director of the Company, nor shall it interfere in any way with the right of the Company or its shareholders to terminate his status as a director of the Company at any time.

14.         Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

15.         Investment Representation.  As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.  The shares of Common Stock issued pursuant to the Option may be issued with appropriate legends on the stock certificates representing the shares, and the Company may place stop transfer orders with respect to such shares.

16.         Plan Interpretation.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board and, where applicable, the Committee, upon questions arising under the Plan.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

17.         Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the Chief Executive Officer and the Optionee has executed this Agreement, both as of the day and year set forth below.

DATE OF GRANT:
GRANITE CITY FOOD & BREWERY LTD.

By:
Steven J. Wagenheim
Chief Executive Officer
Optionee (signature)

Name and address of Optionee:

SCHEDULE I – NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date

I-1